Exhibit 3.1

Company No. 2883758

     THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

SHIRE PHARMACEUTICALS GROUP PLC

     as adopted by special resolution passed on 7th July, 2000
and amended by special resolution passed on 28th October, 2005

PRELIMINARY

1.	Interpretation

(A)	In the articles:

“Act” means, unless the context otherwise requires, the Companies Act 1985, including any statutory modification or re-enactment for the time being in force;

“Acts” means the Companies Acts 1985 and 1989 and all statutes and subordinate legislation for the time being in force concerning companies so far as they apply to the Company;

“articles” means these articles of association as amended from time to time;

“auditors” means the auditors of the Company;

“board” means the board of directors of the Company or the directors present or deemed to be present at a duly convened meeting of the directors at which a quorum is present;

“business day” means a day (not being a Saturday or Sunday) on which clearing banks are open for business in London;

“clear days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“company” includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Act;

“director” means, unless the context otherwise requires, a director of the Company;

“dividend” includes bonus;

“entitled by transmission” means, in relation to a share, entitled as a consequence of the death or bankruptcy of a member or of another event giving rise to a transmission of entitlement by operation of law;

“executed” includes, in relation to a document, execution under hand or under seal or by another method permitted by law;

“holder” means, in relation to a share, the member whose name is entered in the register as the holder of that share;

“London Stock Exchange” means the London Stock Exchange Limited;

“member” means, unless the context otherwise requires, a member of the Company;

“office” means the registered office of the Company;

“paid”, “paid up” and “paid-up” include credited as paid or paid up;

“recognised person” means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange which is designated for the purposes of section 185(4) of the Act;

“register” means, unless the context otherwise requires, the register of members kept pursuant to section 352 of the Act;

“Regulations” means The Uncertificated Securities Regulations 1995 as amended from time to time and any provisions of or under the Acts which supplement or replace such Regulations;

“seal” means, unless the context otherwise requires, the common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Acts;

“secretary” means the secretary of the Company and includes any assistant or deputy secretary and a person appointed by the board to perform the duties of the secretary;

“uncertificated share” means a share of a class which is for the time being a participating class title to which is recorded on the register as being held in uncertificated form;

(B)	Words and expressions contained in these articles which are not defined in paragraph (A) have, unless the contrary is indicated, the same meaning as in the Act, but excluding any statutory modification to the Act not in force at the date of adoption of these articles.

(C)	Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

(D)	The headings in the articles do not affect the interpretation of the articles.

2.	Table A not to apply

No regulations contained in any statute or subordinate legislation, including the regulations contained in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 (as amended), apply as the regulations or articles of association of the Company.

SHARE CAPITAL

3.	Authorised capital

The authorised share capital of the Company at the date of adoption of these articles is £20,000,000 divided into 400,000,000 ordinary shares of 5p each.

4.	Allotment

(A)	Subject to the Acts and relevant authority of the Company in general meeting required by the Acts, the board has general and unconditional authority to allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of unissued shares (whether forming part of the original or any increased capital), or rights to subscribe for or convert any security into shares, to such persons, at such times and on such terms and conditions as the board may decide but no share may be issued at a discount.

(B)	The board may at any time after the allotment of a share but before a person has been entered in the register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on the terms and conditions the board thinks fit.

5.	Power to attach rights

Subject to the Acts and to the rights attached to existing shares, new shares may be allotted or issued with or have attached to them such special rights or restrictions as the

Company may by ordinary resolution decide, or, if no resolution is passed, as the board may decide.

6.	Redeemable shares

Subject to the Acts and to the rights attached to existing shares, shares may be issued on terms that they are to be redeemed or, at the option of the Company or the holder, are liable to be redeemed.

7.	Variation of rights

(A)	Subject to the Acts, the rights attached to a class of shares may be varied, whether or not the Company is being wound up, (i) in such manner (if any) as may be provided by those rights, or (ii) in the absence of provision, either with the consent in writing of the holders of at least three-fourths of the nominal amount of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the issued shares of that class validly held in accordance with the articles, but not otherwise.

(B)	The rights attached to a class of shares are not, unless otherwise expressly provided in the rights attaching to those shares, deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Acts and article 39.

8.	Commission

The Company may exercise all powers conferred or permitted by the Acts of paying commission or brokerage. Subject to the Acts, commission or brokerage may be satisfied by the payment of cash or the allotment of fully- or partly-paid shares or the grant of an option to call for an allotment of shares or by any combination of these methods.

9.	Trusts not recognised

Except as ordered by a court of competent jurisdiction or as required by law, the Company shall not recognise a person as holding a share on trust and is not bound by or otherwise compelled to recognise (even if it has notice of it) an equitable, contingent, future, partial or other claim to or interest in a share other than an absolute right in the holder to the whole of the share.

UNCERTIFICATED SHARES

10.	Uncertificated Shares

(A)	Pursuant and subject to the Regulations, the board may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is for the time being participating class. The board may also, subject to compliance with the Regulations and the rules of any relevant system, determine at any time that title to any class of shares may from a date specified by the board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights.

(B)	In relation to a class of shares which is, for the time being, a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with:-

(i)	the holding of shares of that class in uncertificated form;

(ii)	the transfer of title to shares of that class by means of a relevant system; and

(iii)	any provision of the Regulations.

(C)	Shares of a class which is for the time being a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Regulations and the rules of any relevant system.

(D)	Unless the board otherwise determines or the Regulations or the rules of the relevant system concerned otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

SHARE CERTIFICATES

11.	Right to certificate

(A)	Subject to the provisions of the Regulations, the rules of any relevant system, the Acts and the requirements of the London Stock Exchange, a person (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) on becoming the holder of a share is entitled, unless the terms of issue of the shares provide otherwise, without charge, to one certificate for all the shares of a class registered in his name or, in the case of shares of more than one class being registered in his name, to a separate certificate for each class of shares.

(B)	Where a member (other than a recognised person) transfers part of his shares comprised in a certificate he is entitled, without charge, to one certificate for the balance of shares retained by him.

(C)	The Company is not bound to issue more than one certificate for shares held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

(D)	A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under a seal, which may be affixed to or printed on it, or in such other manner as the board may approve, having regard to the terms of issue and the requirements of the London Stock Exchange.

12.	Replacement certificates

(A)	Where a member holds two or more certificates for shares of one class, the board may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate.

(B)	At the request of a member, the board may cancel a certificate and issue two or more in its place (representing shares in such proportions as the member may specify), on surrender of the original certificate and on payment of such reasonable sum as the board may decide.

(C)	Where a certificate is worn out, defaced, lost or destroyed, the board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity and security as the board may decide, and on surrender of the original certificate (where it is worn out or defaced).

LIEN

13.	Company’s lien on shares not fully paid

(A)	The Company has a first and paramount lien on every share (other than a fully-paid share) registered in the name of a member (whether solely or jointly with another person) for an amount payable in respect of the share, whether the due date for payment has arrived or not. The lien applies to all dividends from time to time declared or other amounts payable in respect of the share.

(B)	The board may either generally or in a particular case declare a share to be wholly or partly exempt from the provisions of this article. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company’s lien (if any) on that share.

14.	Enforcement of lien by sale

(A)	For the purpose of enforcing the lien, the board may sell shares subject to the lien in such manner as it may decide, if the due date for payment of the relevant amounts has arrived and payment is not made within 14 clear days after the service of a notice in writing (stating, and demanding payment of, the amounts and giving notice of the intention to sell in default of payment) on the member concerned (or to a person entitled by transmission to the shares).

(B)	To give effect to a sale, the board may authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of or the person entitled by transmission to the shares to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale.

15.	Application of proceeds of sale

The net proceeds of a sale effected under article 14, after payment of the costs of the sale, shall be applied by the Company in or towards satisfaction of the amount in respect of which the lien exists. Any residue shall (on surrender to the Company for cancellation of the certificate for the shares sold, or the provision of an indemnity (with or without security) as to any lost or destroyed certificate required by the board and subject to a like lien for amounts not presently payable as existed on the shares before the sale) be paid to the member or a person entitled by transmission to the shares immediately before the sale.

CALLS ON SHARES

16.	Calls

Subject to the terms of issue, the board may make calls on members in respect of amounts unpaid on the shares or a class of shares held by them respectively (whether in respect of nominal value or a premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (on receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called as required by the notice. A call may be made payable by instalments and may, at any time before receipt by the Company of an amount due, be revoked or postponed in whole or in part as the board may decide. A call is deemed made at the time when the resolution of the board authorising it is passed. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made. The joint holders of a share are jointly and severally liable for payment of a call in respect of that share.

17.	Power to differentiate

The board may make arrangements on the allotment or issue of shares for a difference between the allottees or holders in the amounts and times of payment of a call on their shares.

18.	Interest on calls

If the whole of the amount called is not paid on or before the date fixed for payment, the person by whom it is payable shall pay interest on the unpaid amount at such rate as may be fixed by the terms of allotment of the share or, if no rate is fixed, at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent. per annum) as the board may decide, from and including the date fixed for payment until but excluding the date of actual payment and all costs, charges and expenses incurred by the Company by reason of the non-payment. The board may waive payment of the interest in whole or in part.

19.	Payment in advance

The board may, if it thinks fit, receive from a member all or part of the amounts uncalled and unpaid on shares held by him. A payment in advance of calls extinguishes to the extent of the payment the liability of the member on the shares in respect of which it is made. The Company may pay interest on the amount paid in advance, or on so much of it as from time to time exceeds the amount called on the shares in respect of which the payment in advance has been made, at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent. per annum) as the board may decide.

20.	Amounts due on allotment treated as calls

An amount which becomes payable in respect of a share on allotment or on a date fixed pursuant to the terms of allotment (whether in respect of nominal value or a premium) or as an instalment of a call is deemed to be a call. In case of non-payment, the provisions of the articles as to payment of interest and costs, charges and expenses, forfeiture or otherwise apply as if that amount had become payable by virtue of a call.

FORFEITURE

21.	Notice if call not paid

If a member fails to pay the whole of a call or an instalment of a call on or before the date fixed for payment, the board may serve notice on the member or on a person entitled by transmission to the share in respect of which the call was made demanding payment, on a date not less than 14 clear days from the date of the notice, of the amount of the call outstanding and any interest that may have accrued on it and all costs, charges and expenses incurred by the Company by reason of the non-payment. The notice shall state (i) the place where payment is to be made, and (ii) that if the notice is not complied with the share in respect of which the call was made will be liable to be forfeited.

22.	Forfeiture for non-compliance

If the notice referred to in article 21 is not complied with, a share in respect of which it is given may, at any time before payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture includes all dividends declared or other amounts payable in respect of the forfeited share and not paid before the forfeiture.

23.	Notice after forfeiture

When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the holder of the share or the person entitled by transmission to the share but no forfeiture is invalidated by an omission to give notice. An entry of the fact and date of forfeiture shall be made in the register.

24.	Disposal of forfeited shares

(A)	Until cancelled in accordance with the Acts, a forfeited share and all rights attaching to it are deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before the forfeiture the holder or to another person, on such terms and in such manner as the board may decide. Where for this purpose a forfeited share is to be transferred, the board may authorise a person to execute an instrument of transfer of the share to the transferee. The Company may receive the consideration (if any) for the share on its disposal and may register the transferee as the holder of the share.

(B)	The board may before a forfeited share has been cancelled, sold, re-allotted or otherwise disposed of annul the forfeiture on such conditions as it thinks fit.

(C)	A statutory declaration by a director or the secretary that a share has been forfeited on the date stated in the declaration is conclusive evidence of the facts stated in the declaration against all persons claiming to be entitled to the share. The declaration (subject if necessary to the execution of an instrument of transfer) constitutes good title to the share and the person to whom the share is disposed of is not bound to see to the application of the consideration (if any). His title to the share is not affected by an irregularity in or invalidity of the proceedings connected with the forfeiture or disposal.

25.	Arrears to be paid notwithstanding forfeiture

A person whose share has been forfeited ceases on forfeiture to be a member in respect of it and shall surrender to the Company for cancellation the certificate for the forfeited shares or shares. He remains liable to pay, and shall immediately pay to the Company, all calls, interest, costs, charges and expenses owing in respect of the share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment of the share or, if no rate is fixed, at the rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent. per annum) as the board may decide. The board may if it thinks fit enforce payment without allowance for the value of the share at the time of forfeiture or for consideration received on disposal.

26.	Surrender

The board may accept the surrender of a share liable to be forfeited and in that case references in the articles to forfeiture include surrender.

UNTRACED SHAREHOLDERS

27.	Power of sale

(A)	The Company is entitled to sell the certificated share of a member or of a person entitled by transmission if:

(i)	during a period of not less than 12 years before the date of publication of the advertisements referred to in paragraph (A)(iii) (or, if published on two different dates, the first date) (the “relevant period”) the Company has paid at least three cash dividends (whether interim or final) in respect of the share;

(ii)	throughout the relevant period no cheque, warrant or money order sent by the Company by post in a pre-paid envelope addressed to the holder of the share, or to the person entitled by transmission to the share in accordance with article 123(B) at his address on the register or other last known address given by the member or other person, has been presented to the paying bank, no payment made by the Company by any other means permitted by article 123(B) has been claimed or accepted and no communication has been received by the Company from the member or person entitled by transmission (in his capacity as member or person entitled by transmission);

(iii)	on or after expiry of the relevant period the Company has given notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address referred to in paragraph (A)(ii);

(iv)	the Company has not, so far as the board is aware, during a further period of three months after the date of the advertisements referred to in paragraph (A)(iii) (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the member or person entitled by transmission (in his capacity as member or person entitled by transmission); and

(v)	the Company has first given notice in writing to the London Stock Exchange of its intention to sell the share.

(B)	In addition to the power of sale conferred by paragraph (A), if during the relevant period or a further period ending on the date when all the requirements of paragraphs (A)(i) to (v) have been satisfied an additional share has been issued in right of that held at the beginning of, or previously so issued during, those periods and all the requirements of paragraphs (A)(i) to (v) have been satisfied in respect of the additional share, the Company is entitled to sell the additional share.

(C)	To give effect to a sale pursuant to paragraphs (A) or (B), the board may authorise a person to execute an instrument of transfer of the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.

28.	Application of proceeds of sale

The Company shall account to the member or other person entitled by transmission to the share for the net proceeds of sale by carrying all amounts received on sale to a separate account. The Company is deemed to be a debtor and not a trustee in respect of those amounts for the member or other person. Amounts carried to the separate account may either be employed in the business of the Company or invested as the board may think fit. No interest is payable on those amounts and the Company is not required to account for money earned on them.

TRANSFER OF SHARES

29.	Transfer

Subject to such of the restrictions of these articles as may be applicable:-

(i)	any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in the Regulations and the rules of any relevant system, and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

(ii)	any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the board may approve. The instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee. The transferor is deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it.

30.	Right to refuse registration

(A)	Subject to article 68 and the requirements of the London Stock Exchange, the board may, in its absolute discretion and without giving a reason, refuse to register the transfer of a certificated share or renunciation of a renounceable letter of allotment unless all of the following conditions are satisfied:

(i)	it is in respect of a share which is fully paid;

(ii)	it is in respect of a share on which the Company has no lien;

(iii)	it is in respect of only one class of shares;

(iv)	it is in favour of a single transferee or renouncee or not more than four joint transferees or renouncees;

(v)	it is duly stamped (if required); and

(vi)	it is delivered for registration to the office or such other place as the board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognised person where a certificate has not been issued, or in the case of a renunciation) and such other evidence as the board may reasonably require to prove the title of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so.

(B)	The board may only decline to register a transfer of an uncertificated share in the circumstances set out in the Regulations, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four.

(C)	If the board refuses to register the of a share it shall, within two months after the date on which the transfer was lodged with the Company or, in the case of uncertificated shares, within two months after the date on which the relevant Operator-instruction is received, send notice of the refusal to the transferee. An instrument of which the board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. All instruments of transfer which are registered may, subject to article 140, be retained by the Company.

31.	Fees on registration

No fee may be charged by the Company for registering the transfer of a share or the renunciation of a renounceable letter of allotment or other document relating to or affecting the title to a share or the right to transfer it or for making any other entry in the register.

32.	Suspension of registration and closing of register

Subject to the Acts and the requirements of the London Stock Exchange, the registration of transfers may be suspended at such times and for such period (not exceeding 30 days in any year) as the board may decide and either generally or in respect of a particular class of shares.

TRANSMISSION OF SHARES

33.	On death

(A)	The Company may recognise only the personal representatives of a deceased member as having title to a share held by that member alone or to which he alone was entitled. In the case of a share held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

(B)	Nothing in the articles releases the estate of a deceased member from liability in respect of a share which has been solely or jointly held by him.

34.	Election of person entitled by transmission

(A)	A person becoming entitled by transmission to a share may, on production of any evidence the board may require, elect either to be registered as a member or to have a person nominated by him registered as a member.

(B)	If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall transfer title to the share to that person. All the provisions of the articles relating to the transfer of shares apply to the notice or transfer (as the case may be) as if it were a transfer by the member and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

(C)	The board may give notice requiring a person to make the election referred to in article 34(A). If that notice is not complied with within 60 days, the board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

35.	Rights on transmission

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. The person entitled by transmission may, however, give a good discharge for dividends and other amounts payable in respect of the share and, subject to articles 34 and 123, has the rights to which he would be entitled if he were the holder of the share. The person entitled by transmission is not, however, before he is registered as the holder of the share, entitled in respect of it to receive notice of or exercise rights conferred by membership in relation to meetings of the Company or a separate meeting of the holders of a class of shares.

ALTERATION OF SHARE CAPITAL

36.	Increase, consolidation, sub-division and cancellation

The Company may, by ordinary resolution:

(i)	increase its share capital by a sum to be divided into shares of an amount prescribed by the resolution;

(ii)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(iii)	subject to the Acts, sub-divide all or any of its shares into shares of a smaller amount and may by the resolution decide that the shares resulting from the sub-division have amongst themselves a preference or other advantage or be subject to a restriction; and

(iv)	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by a person and diminish the amount of its share capital by the amount of the shares so cancelled.

37.	Fractions

If, as the result of consolidation and division or sub-division of shares, members become entitled to fractions of a share, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, the board may:

(i)	sell fractions of a share to a person (including, subject to the Acts, to the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons entitled (except that if the amount due to a person is less than £3, or such other sum as the board may decide, the sum may be retained for the benefit of the Company). To give effect to a sale the board may authorise a person to transfer title to shares to the purchaser or his nominee and may cause the name of the purchaser or his nominee to be entered in the register as the holder of the shares. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale; or

(ii)	subject to the Acts, issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be).

The amount required to pay up those shares may be capitalised as the board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 130. In relation to the capitalisation the board may exercise all the powers conferred on it by article 130 without an ordinary resolution of the Company.

38.	Reduction of capital

Subject to the Acts and to the rights attached to existing shares, the Company may, by special resolution, reduce its share capital, capital redemption reserve and, share premium account in any way.

39.	Purchase of own shares

Subject to the Acts, the Company may purchase shares of any class (including redeemable shares) in its own capital in any way. If at the date proposed for approval of the proposed purchase there are in issue shares of a class entitling the holders to convert into equity share capital of another class, no purchase may take place unless it has been sanctioned by an extraordinary resolution passed at a separate meeting (or meetings if there are two or more classes) of the holders of that class of convertible shares, unless there are provisions in the relevant trust deed or terms of issue permitting the Company to purchase its own equity share capital.

GENERAL MEETINGS

40.	Annual general meeting

The Company shall hold annual general meetings, which shall be convened by the board, in accordance with the Acts.

41.	Extraordinary general meeting

All general meetings of the Company other than annual general meetings are called extraordinary general meetings.

42.	Convening of extraordinary general meetings

The board may convene an extraordinary general meeting whenever it thinks fit. The board must convene an extraordinary general meeting immediately on receipt of a requisition from members in accordance with the Acts and in default a meeting may be convened by requisitionists as provided in the Acts. At a meeting convened on a requisition or by requisitionists no business may be transacted except that stated by the requisition or proposed by the board. An extraordinary general meeting may also be convened in accordance with article 93.

43.	Length and form of notice

(A)	An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by not less than 21 clear days’ notice. All other extraordinary general meetings shall be called by not less than 14 clear days’ notice.

(B)	Subject to the Acts and although called by shorter notice than that specified in paragraph (A), a general meeting is deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

(ii)	in the case of another meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

(C)	The notice of meeting shall specify:

(i)	whether the meeting is an annual general meeting or an extraordinary general meeting;

(ii)	the place, the date and the time of the meeting;

(iii)	the general nature of the business to be transacted;

(iv)	if the meeting is convened to consider a special or an extraordinary resolution, the intention to propose the resolution as such; and

(v)	with reasonable prominence, that a member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member.

(D)	The notice of meeting shall be given to the members (other than any who, under the provisions of the articles or the terms of issue of shares, are not entitled to receive notice), to the directors and to the auditors.

44.	Omission to send notice

The accidental omission to send a notice of meeting or, in cases where it is sent out with the notice, an instrument of proxy to, or the non-receipt of either by, a person entitled to receive it does not invalidate the proceedings at a general meeting.

45.	Postponement of General Meetings

If the board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and/or place. The board shall take reasonable steps to ensure that notice of the date, time and place of the postponed meeting is given to any member trying to attend the meeting at the original time and place. Notice of the date, time and place of the postponed meeting shall, if practicable, also be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required. If a meeting is rearranged in this way, proxy forms will be valid if they are delivered as required by these articles not less than forty eight hours before the time appointed for holding the postponed meeting.

PROCEEDINGS AT GENERAL MEETINGS

46.	Quorum

(A)	No business may be transacted at a general meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chairman in accordance with the articles, which is not treated as part of the business of the meeting.

(B)	The quorum for a general meeting is for all purposes two members present in person or by proxy and entitled to vote.

47.	Procedure if quorum not present

(A)	If a quorum is not present within thirty minutes from the time fixed for the start of the meeting, the meeting, if convened by or on the requisition of members, is dissolved. In any other case it stands adjourned to such time (being not less than 14 days nor more than 28 days later) and place as the chairman (or, in default, the board) decides.

(B)	At an adjourned meeting the quorum is two members present in person or by proxy and entitled to vote. If a quorum is not present within five minutes from the time fixed for the start of the adjourned meeting, the adjourned meeting is dissolved.

(C)	The Company shall give not less than seven clear days’ notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement.

48.	Chairman

The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at a general meeting. If there is no chairman or deputy chairman, or if at a meeting neither is present within five minutes after the time fixed for the start of the meeting, or neither is willing to act, the directors present shall select one of their number to be chairman. If only one director is present and willing to act, he shall be chairman. In default, the members present in person and entitled to vote shall choose one of their number to be chairman.

49.	Director’s right to attend and speak

A director is entitled to attend and speak at a general meeting and at a separate meeting of the holders of a class of shares or debentures whether or not he is a member. The chairman may invite any person to attend and speak at a general meeting where he considers that this will assist in the deliberations of the meeting.

50.	Power to adjourn

(A)	The chairman may, with the consent of a meeting at which a quorum is present (and shall, if so directed by the meeting) adjourn a meeting from time to time and from place to place or for an indefinite period.

(B)	Without prejudice to any other power which he may have under the provisions of the articles or at common law, the chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to (i) secure the proper and orderly conduct of the meeting, or (ii) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting, or (iii) ensure that the business of the meeting is properly disposed of.

51.	Notice of adjourned meeting

Without prejudice to article 47(C), whenever a meeting is adjourned for 28 days or more or for an indefinite period, at least seven clear days’ notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the members (other than any who, under the provisions of the articles or the terms of issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances, and subject to article 47(C), it is not necessary to give notice of an adjourned meeting or of the business to be transacted at the adjourned meeting.

52.	Business at adjourned meeting

No business may be transacted at an adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

53.	Accommodation of members at meeting

If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting is duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able to (i) participate in the business for which the meeting has been convened, and (ii) hear and see all persons present who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere, and (iii) be heard and seen by all other persons present in the same way.

54.	Security

The board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The board is entitled to refuse entry to a meeting a person who refuses to comply with these arrangements or restrictions.

VOTING

55.	Method of voting

(A)	At a general meeting, a resolution put to the vote of the meeting is decided by a show of hands unless (before or on the declaration of the result of the show of hands) a poll is duly demanded.

(B)	Subject to the Acts, a poll may be demanded on any question by:

(i)	the chairman of the meeting;

(ii)	not less than five members present in person or by proxy and entitled to vote;

(iii)	a member or members present in person or by proxy representing in aggregate not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(iv)	a member or members present in person or by proxy holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

A demand by a proxy is deemed to be a demand by the member appointing the proxy.

(C)	Unless a poll is demanded and the demand is not withdrawn, a declaration by the chairman that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

56.	Procedure on a poll

(A)	If a poll is properly demanded, it shall be taken in such manner as the chairman directs. He may appoint scrutineers, who need not be members, and may fix a time and place for declaring the result of the poll. The result of the poll is deemed to he the resolution of the meeting at which the poll is demanded.

(B)	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll demanded on another question shall be taken at such time and place as the chairman decides, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the demand).

(C)	No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

(D)	The demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand was made. In the case of a poll demanded before the declaration of the result of a show of hands, the meeting shall continue as if the demand had not been made.

(E)	The demand for a poll (other than on the election of the chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll has been demanded.

(F)	On a poll, votes may be given in person or by proxy and a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

57.	Votes of members

(A)	Subject to special terms as to voting on which shares have been issued, or a suspension or abrogation of voting rights pursuant to the articles, at a general meeting every member present in person has on a show of hands one vote and every member present in person or by proxy has on a poll one vote for every ordinary share of which he is the holder.

(B)	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority is determined by the order in which the names of the holders stand in the register.

(C)	A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other person may, on a poll, vote by proxy if evidence (to the satisfaction of the board) of the authority of the person claiming to exercise the right to vote is deposited at the office (or at another place specified in accordance with the articles for the deposit of instruments of proxy) within the time limits prescribed by the articles for the deposit of instruments of proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

58.	Casting vote

In the case of an equality of votes the chairman has, on a show of hands and on a poll, a casting vote in addition to a vote to which he is entitled as a member.

59.	Restriction on voting rights for unpaid calls etc.

Unless the board otherwise decides, no member is entitled in respect of a share held by him to be present or to vote, either in person or by proxy, at a general meeting or at a separate meeting of the holders of class of shares or on a poll, or to exercise other rights conferred by membership in relation to a meeting or poll, if a call or other amount due and payable in respect of the share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

60.	Voting by proxy

(A)	An instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the board) executed by the appointor or his duly constituted attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

(B)	An instrument of proxy is deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote on a resolution or amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given, as the proxy thinks fit.

(C)	A proxy need not be a member.

(D)	A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing instruments of proxy are delivered for the same share for use at the same meeting, the one which is last validly delivered (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share.

(E)	Deposit of an instrument of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting or on a poll.

(F)	An instrument of proxy is (unless the contrary is stated in it) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. An instrument of proxy is valid for 12 months from the date of execution.

(G)	Subject to the Acts and the requirements of the London Stock Exchange, the Company may send an instrument of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent the instrument shall provide for two-way voting (without prejudice to a right to abstain) on all resolutions set out in the notice of meeting.

61.	Deposit of proxy

An instrument of proxy, and (if required by the board) a power of attorney or other authority under which it is executed or a copy of it notarially certified or certified in some other way approved by the board, shall be:

(i)	deposited at the office, or another place in the United Kingdom specified in the notice convening the meeting or in an instrument of proxy or other accompanying document sent by the Company in relation to the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting or the taking of a poll at which the person named in the instrument proposes to vote;

(ii)	in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it is demanded, deposited as required by paragraph (i) not less than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

(iii)	in the case of a meeting adjourned for less than 48 hours or in the case of a poll not taken immediately but taken not more than 48 hours after it was demanded,

delivered at the adjourned meeting or at the meeting at which the poll was demanded to the chairman or to the secretary or to a director.

An instrument of proxy not deposited or delivered in accordance with this article is invalid.

62.	When votes by proxy valid though authority revoked

A vote given or poll demanded by a proxy or authorised representative of a company is valid despite termination of his authority unless notice of termination is received by the Company at the office (or other place specified for depositing the instrument of proxy) at least one hour before the time for holding the meeting or adjourned meeting at which the vote is given or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

CORPORATE REPRESENTATIVE

63.	A company which is a member may, by resolution of its directors or other governing body, authorise a person to act as its representative at a meeting or at a separate meeting of the holders of a class of shares (the “representative”). The representative is entitled to exercise on behalf of the company (in respect of that part of the company’s holding of shares to which the authorisation relates) those powers that the company could exercise if it were an individual member. The company is for the purposes of the articles deemed to be present in person at a meeting if the representative is present. All references to attendance and voting in person shall be construed accordingly. A director, the secretary or other person authorised for the purpose by the secretary may require the representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

OBJECTIONS TO AND ERROR IN VOTING

64.	No objection may be made to the qualification of a voter or to the counting of, or failure to count, a vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman and only invalidates the result of the voting if, in the opinion of the chairman, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman is conclusive and binding on all concerned.

AMENDMENTS TO RESOLUTIONS

65.	No amendment to a resolution duly proposed as a special or extraordinary resolution may be considered or voted on, other than an amendment to correct a patent error. No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on, other than an amendment to correct a patent error, unless either (i) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the office; or (ii) the chairman in his absolute discretion decides that the amendment may be considered or voted on. If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

MEMBERS’ WRITTEN RESOLUTIONS

66.	A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present is as effective as if it had been passed at a general meeting duly convened and held. The resolution in writing may consist of several instruments in the same form each duly executed by or on behalf of one or more members. If the resolution in writing is described as a special resolution or as an extraordinary resolution, it has effect accordingly.

CLASS MEETINGS

67.	A separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as an extraordinary general meeting, except that:

(i)	no member, other than a director, is entitled to notice of it or to attend unless he is a holder of shares of that class;

(ii)	no vote may be given except in respect of a share of that class;

(iii)	the quorum at the meeting is two persons present in person holding or representing by proxy at least one-third in nominal value of the issued shares of that class;

(iv)	the quorum at an adjourned meeting is two persons holding shares of that class who are present in person or by proxy; and

(v)	a poll may he demanded in writing by a member present in person or by proxy and entitled to vote at the meeting and on a poll each member has one vote for every share of that class of which he is the holder.

FAILURE TO DISCLOSE INTERESTS IN SHARES

68.

(A)	Where notice is served by the Company under section 212 of the Act (a “section 212 notice”) on a member, or another person appearing to be interested in shares held by that member, and the member or other person has failed in relation to any shares (the “default shares”, which expression includes any shares issued after the date of the section 212 notice in right of those shares) to give the Company the information required within the prescribed period from the date of service of the section 212 notice, the following sanctions apply, unless the board otherwise decides:

(i)	the member is not entitled in respect of the default shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll; and

(ii)	where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:

(a)	a dividend (or any part of a dividend) or other amount payable in respect of the default shares shall be withheld by the Company, which has no obligation to pay interest on it, and the member is not entitled to elect, pursuant to article 129, to receive shares instead of a dividend; and

(b)	subject to the requirements of the Regulations, no transfer of any of the default shares shall be registered unless the transfer is an excepted transfer or:

(1)	the member is not himself in default in supplying the information required; and

(2)	the member proves to the satisfaction of the board that no person in default in supplying the information required is interested in any of the shares the subject of the transfer.

(B)	The sanctions under paragraph (A) cease to apply seven days after the earlier of:

(i)	receipt by the Company of notice of an excepted transfer, but only in relation to the shares transferred; and

(ii)	receipt by the Company, in a form satisfactory to the board, of all the information required by the section 212 notice.

(C)	Where, on the basis of information obtained from a member in respect of a share held by him, the Company issues a section 212 notice to another person, it shall at the same time send a copy of the section 212 notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, does not invalidate or otherwise affect the application of paragraph (A).

(D)	For the purposes of this article 68:

(i)	a person, other than the member holding a share, is treated as appearing to be interested in that share if the member has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the member or, pursuant to a section 212 notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(ii)	“interested” is construed as it is for the purpose of section 212 of the Act;

(iii)	(reference to a person having failed to give the Company the information required by a section 212 notice, or being in default in supplying such information, includes (a) reference to his having failed or refused to give all or any part of it, and (b) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(iv)	the “prescribed period” means 14 days;

(v)	an “excepted transfer” means, in relation to shares held by a member:

(a)	a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of section 428(1) of the Act); or

(b)	a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services Act 1986) or another stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or

(c)	a transfer which is shown to the satisfaction of the board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

(E)	The provisions of this article are in addition and without prejudice to the provisions of the Acts.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

69.	Number of directors

Unless and until otherwise decided by the Company by ordinary resolution the number of directors is not subject to a maximum but must not be less than two.

70.	Power of the Company to appoint directors

Subject to the articles, the Company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed a maximum number fixed in accordance with the articles.

71.	Power of the board to appoint directors

Without prejudice to the power of the Company to appoint a person to be a director pursuant to the articles, the board may appoint a person who is willing to act as a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed a maximum number fixed in accordance with the articles. A director appointed in this way may hold office only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting. He is not required, and is not taken into account in determining the number of directors who are, to retire by rotation at the meeting.

72.	Appointment of executive directors

Subject to the Acts, the board or any committee authorised by the board may appoint one or more of its body to hold employment or executive office (including that of managing director) with the Company for such term (subject to the Acts) and on any other conditions the board or any committee authorised by the board thinks fit. The board or any committee authorised by the board may revoke or terminate an appointment, without prejudice to a claim for damages for breach of contract.

73.	Eligibility of new directors

(A)	No person other than a director retiring (by rotation or otherwise) may be appointed or reappointed a director at a general meeting unless:

(i)	he is recommended by the board; or

(ii)	not less than seven nor more than 42 days before the date fixed for the meeting, notice has been given to the Company by a member (other than the person to be proposed) qualified to vote at the meeting of the intention to propose that person for appointment or reappointment. The notice shall (a) state the particulars which would, if the proposed director were appointed or reappointed, be required to be included in the Company’s register of directors, (b) be accompanied by notice given by the proposed director of his willingness to be appointed or reappointed, and (c) be lodged at the office.

(B)	A director need not be a member.

74.	Voting on resolution for appointment

A resolution for the appointment of two or more persons as directors by a single resolution is void unless an ordinary resolution that the resolution for appointment is proposed in this way has first been agreed to by the meeting without a vote being given against it.

75.	Retirement by rotation

At each annual general meeting a minimum of one-third of the directors shall retire from office or, if their number is not three or a multiple of three, the minimum number to retire shall be the number nearest to but not exceeding one-third. If there are fewer than three directors, one shall retire from office.

76.	Identity of directors to retire

The directors to retire by rotation on each occasion shall be those of the directors who held office at the time of the two preceding annual general meetings and who did not retire by rotation at either of them. If the number of directors so retiring is less than the minimum number required by these articles to retire by rotation, additional directors up to that number shall also retire. The additional directors to retire by rotation at an annual general meeting are those directors who have been longest in office since their last appointment or reappointment. As between two or more who have been in office an equal length of time, the director to retire shall, in default of agreement between them, be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined on the basis of the composition of the board at the start of business on the date of the notice convening the annual general meeting, disregarding a change in the number or identity of the directors after that time but before the close of the meeting.

77.	Position of retiring director

A director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be reappointed. If he is not reappointed or deemed reappointed, he may retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

78.	Deemed reappointment

At a general meeting at which a director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring director is, if willing, deemed reappointed unless it is expressly resolved not to fill the vacancy or a resolution for the reappointment of the director is put to the meeting and lost.

79.	No retirement on account of age

No person is incapable of being appointed a director by reason of his having reached the age of 70 or another age. Special notice is not required in connection with the appointment or the approval of the appointment of such person. No director is required to vacate his office because he has reached the age of 70 or another age and section 293 of the Act does not apply to the Company. Where a general meeting is convened at which, to the knowledge of the board, a director is to be proposed for appointment or reappointment who is at the date of the meeting 70 or more, the board shall give notice of his age in the notice convening the meeting or in a document accompanying the notice, but the accidental omission to do so does not invalidate proceedings or an appointment or reappointment of that director at that meeting.

80.	Removal by ordinary resolution

In addition to any power of removal conferred by the Acts, the Company may by ordinary resolution remove a director before the expiration of his period of office (without prejudice to a claim for damages for breach of contract) and may (subject to the articles)

by ordinary resolution appoint another person who is willing to act to be a director in his place. A person appointed in this way is treated, for the purposes of determining the time at which he or another director is to retire, as if he had become a director on the date on which the person in whose place he is appointed was last appointed or reappointed a director.

81.	Vacation of office by director

(A)	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in the articles, the office of a director is vacated if:

(i)	he resigns by notice delivered to the secretary at the office or tendered at a board meeting;

(ii)	he ceases to be a director by virtue of a provision of the Acts, is removed from office pursuant to the articles or becomes prohibited by law from being a director;

(iii)	he becomes bankrupt, has an interim receiving order made against him, makes an arrangement or compounds with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

(iv)	an order is made by a court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian, receiver, curator bonis or other person to exercise powers with respect to his affairs or he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, under the Mental Health (Scotland) Act 1984 and the board resolves that his office be vacated;

(v)	both he and his alternate director appointed pursuant to the provisions of the articles (if any) are absent, without the permission of the board, from board meetings for six consecutive months and the board resolves that his office be vacated; or

(vi)	he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors (without prejudice to a claim for damages for breach of contract).

(B)	A resolution of the board declaring a director to have vacated office under the terms of this article is conclusive as to the fact and grounds of vacation stated in the resolution.

ALTERNATE DIRECTORS

82.	Appointment

(A)	A director (other than an alternate director) may by notice delivered to the secretary at the office, or in any other manner approved by the board, appoint as his alternate director:

(i)	another director, or

(ii)	another person approved by the board and willing to act.

No appointment of an alternate director who is not already a director is effective until his consent to act as a director in the form prescribed by the Acts has been received at the office.

(B)	An alternate director need not be a member and is not counted in reckoning the number of directors for the purpose of article 69.

83.	Revocation of appointment

A director may by notice delivered to the secretary at the office revoke the appointment of his alternate director and, subject to the provisions of article 82, appoint another person in his place. If a director ceases to hold the office of director or if he dies, the appointment of his alternate director automatically ceases. If a director retires but is reappointed at the meeting at which his retirement takes effect, a valid appointment of an alternate director which was in force immediately before his retirement continues to operate after his reappointment as if he has not retired. The appointment of an alternate director ceases on the happening of an event which, if he were a director otherwise appointed, would cause him to vacate office.

84.	Participation in board meetings

An alternate director is, if he gives the Company an address in the United Kingdom at which notices may be served on him, entitled to receive notice of all meetings of the board and all committees of the board of which his appointor is a member and, in the absence from those meetings of his appointor, to attend and vote at the meetings and to exercise all the powers, rights, duties and authorities of his appointor. A director acting as alternate director has a separate vote at meetings of the board and committees of the board for each director for whom he acts as alternate director but he counts as only one for the purpose of determining whether a quorum is present.

85.	Responsibility

A person acting as an alternate director is an officer of the Company, is alone responsible to the Company for his acts and defaults, and is not deemed to be the agent of his appointor.

REMUNERATION, EXPENSES AND PENSIONS

86.	Directors’ fees

Unless otherwise decided by the Company by ordinary resolution, the Company shall pay to the directors (but not alternate directors) for their services as directors such amount of aggregate fees as the board decides (not exceeding £500,000 per annum or such larger amount as the Company may by ordinary resolution decide). The aggregate fees shall be divided among the directors in such proportions as the board decides or, if no decision is made, equally. A fee payable to a directors pursuant to this article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of the articles and accrues from day to day.

87.	Additional remuneration

A director who, at the request of the board, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the board may decide.

88.	Expenses

A director is entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in the performance of his duties as director, including expenses incurred in attending meetings of the board or of committees of the board or general meetings or separate meetings of the holders of a class of shares or debentures.

89.	Remuneration and expenses of alternate directors

An alternate director is not entitled to a fee from the Company for his services as an alternate director. The fee payable to an alternate director is payable out of the fee payable to his appointor and consists of such portion (if any) of the fee as he agrees with his appointor. The Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him under article 88 had he been a director.

90.	Directors’ pensions and other benefits

(A)	The board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a director of (i) the Company, or (ii) a company which is or was a subsidiary undertaking of the Company, or (iii) a company which is or was allied to or associated with the Company or a subsidiary undertaking of the Company, or (iv) a predecessor in business of the Company or of a subsidiary undertaking of the Company (and for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may arrange for this to be done by the Company alone or in conjunction with another person.

(B)	A director or former director is entitled to receive and retain for his own benefit a pension or other benefit provided under paragraph (A) and is not obliged to account for it to the Company.

91.	Remuneration of executive director

The salary or other remuneration of a director appointed to hold employment or executive office in accordance with the articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the board, and may be in addition to or instead of a fee payable to him for his services as director pursuant to the articles.

POWERS AND DUTIES OF THE BOARD

92.	Powers of the board

Subject to the Acts, the memorandum of association of the Company and the articles and to directions given by special resolution of the Company, the business of the Company is managed by the board which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association or of the articles and no direction given by the Company invalidate a prior act of the board which would have been valid if the alteration had not been made or the direction had not been given. The provisions of the articles giving specific powers to the board do not limit the general powers given by this article.

93.	Powers of directors being less than minimum required number

If the number of directors is less than the minimum prescribed by the articles or decided by the Company by ordinary resolution, the remaining director or directors may act only for the purposes of appointing an additional director or directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no director or directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing directors. An additional director appointed in this way holds office (subject to the articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

94.	Powers of executive directors

The board may delegate to a director holding executive office (including a managing director) any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular, the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the director. The board may at any time revoke the delegation or alter its terms and conditions.

95.	Delegation to committees

The board may delegate any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit to a committee consisting of one or more directors and (if thought fit) one or more other persons. In particular, the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the committee. The board may at any time revoke the delegation or alter its terms and conditions or discharge the committee in whole or in part. Where a provision of the articles refers to the exercise of a power, authority or discretion by the board and that power, authority or discretion has been delegated by the board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

96.	Local management

The board may establish local or divisional boards or agencies for managing the affairs of the Company in a specified locality, either in the United Kingdom or elsewhere, and may appoint persons to be members of a local or divisional board or agency, and may fix their remuneration. The board may delegate to a local or divisional board or agency any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular, the board may grant the power to sub-delegate, may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the local or divisional board or agency and may authorise the members of a local or divisional board or agency (or any of them) to fill a vacancy or to act despite a vacancy. The board may at any time revoke or alter the terms and conditions of the appointment or delegation. Subject to terms and conditions imposed by the board, the proceedings of a local or divisional board or agency with two or more members are governed by those articles that regulate the proceedings of the board, so far as applicable.

97.	Power of attorney

The board may by power of attorney or otherwise appoint a person to be the agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular, the board may grant the power to sub-delegate and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the agent. The board may at any time revoke or alter the terms and conditions of the appointment or delegation.

98.	Associate directors

The board may appoint a person (not being a director) to an office or employment having a designation or title including the word “director” or attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title. The inclusion of the word “director” in the designation or title of an office or employment does not imply that the person is, or is deemed to be, or is empowered to act as, a director for any of the purposes of the Acts or the articles.

99.	Exercise of voting powers

Subject to article 102, the board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of a director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company).

100.	Provision for employees

The board may exercise the powers conferred on the Company by the Acts to make provision for the benefit of a person employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family, including a spouse or former spouse, or any person who is or was dependent on him) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary undertaking.

101.	Registers

Subject to the Acts, the board may exercise the powers conferred on the Company with regard to the keeping of an overseas, local or other register and may make and vary regulations as it think fit concerning the keeping of a register.

102.	Borrowing powers

(A)	Subject to the following provisions of this article, the board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the Acts, to issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

(B)	The board shall restrict the borrowings of the Company and shall exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings so as to ensure (as regards subsidiary undertakings, to the extent possible) that the aggregate principal amount outstanding in respect of moneys borrowed by the group does not at any time without the previous sanction of an ordinary resolution of the Company exceed a sum equal to US$400,000,000.

(C)	In this article:

(i)	“group” means:

(a)	the Company;

(b)	all undertakings which are included in the consolidated group accounts in which the relevant balance sheet is comprised and which would be so included if group accounts were prepared at the relevant time (and if that time were the end of the Company’s financial year); and

(c)	all undertakings which are not included in the consolidated group accounts in which the relevant balance sheet is comprised but which would be so included if group accounts were prepared at the relevant time (and if that time were the end of the Company’s financial year);

(ii)	“group undertaking” means the Company or another undertaking in the group; and

(iii)	“moneys borrowed” means all moneys borrowed including, without limitation:

(a)	the nominal amount of and the amount of any premium paid in respect of any allotted share capital (not being equity share capital) of a group undertaking other than the Company not beneficially owned, directly or indirectly, by another group undertaking;

(b)	any amount raised by acceptance under an acceptance credit facility;

(c)	any amount raised under a note purchase facility;

(d)	the amount of any liability in respect of a lease or hire purchase contract which would, in accordance with generally accepted accounting standards in the United Kingdom, be treated as a finance or capital lease;

(e)	the amount of any liability in respect of a purchase price for assets or services the payment of which is deferred for a period of more than 90 days; and

(f)	any amount raised under another transaction (including, without limitation, a forward sale or purchase agreement) having the commercial effect of a borrowing;

but excluding:

(g)	borrowings by one group undertaking from another, including the principal amount of any loan capital (whether secured or unsecured) and the nominal amount of any allotted or issued share capital (not being equity share capital) of a group undertaking beneficially owned, directly or indirectly, by another group undertaking;

(h)	borrowings for the purpose of financing a contract to the extent that the price receivable under the contract is guaranteed or insured by the

Export Credits Guarantee Department of the Department of Trade and Industry or by another person fulfilling a similar function;

(i)	borrowings for the purpose of, and applied within six mouths of being made in, repaying the whole or part of borrowings that constitute moneys borrowed for the purposes of this article, pending their application for that purpose within that period; and

and in calculating moneys borrowed for the purposes of this article, there shall be deducted:

(j)	an amount equal to the aggregate of:

(I)	all cash in hand and cash deposits repayable on demand with any bank or financial institution (not itself a group undertaking); and

(II)	investments which are readily convertible into known amounts of cash with notice of 48 hours or less;

in each case beneficially owned, directly or indirectly, by a group undertaking and whether denominated in sterling or in a currency other than sterling.

(D)	When the amount of moneys borrowed to be taken into account for the purposes of this article on a particular day is being calculated, moneys denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:

(i)	at the rate of exchange specified in a forward purchase contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risk associated with fluctuations in rates of exchange in respect of repayment of those moneys (a “hedging agreement”); or

(ii)	if those moneys were borrowed on or before the date of the relevant balance sheet and repayment of those moneys has not been covered by a hedging agreement, at the more favourable to the Company of:

(a)	the rate of exchange used for the conversion of that currency in the relevant balance sheet, or

(b)	the middle-market rate of exchange quoted by Barclays Bank PLC at the close of business in London on the business day immediately preceding the day on which the calculation falls to be made; or

(iii)	if those moneys were borrowed after the date of the relevant balance sheet and repayment of those moneys has not been covered by a hedging agreement, at the more favourable to the Company of:

(a)	the middle-market rate of exchange quoted by Barclays Bank PLC at the close of business in London on the date of the relevant balance sheet, or

(b)	the middle-market rate of exchange quoted by Barclays Bank PLC at the close of business in London on the business day immediately preceding the day on which the calculation falls to be made.

(E)	When calculating moneys borrowed for the purposes of this article, where a group undertaking has issued equity share capital that is not owned, directly or indirectly, by a group undertaking (“external capital”):

(a)	the relevant percentage of any borrowings from that group undertaking by another group undertaking shall not be excluded pursuant to paragraph (C)(iii)(g);

(b)	the relevant percentage of any borrowings made by that group undertaking that constitute moneys borrowed for the purposes of this article shall be deducted; and

(c)	the relevant percentage of any items falling within clause (C)(iii)(j) beneficially owned, directly or indirectly, by that group undertaking shall not be deducted;

and for the purpose of this paragraph “relevant percentage” means a percentage equal to the percentage that the external capital forms of the whole of the issued equity share capital of that group undertaking.

(F)	A report of the auditors as to the aggregate amount of moneys borrowed for the purposes of this article is conclusive and binding on all concerned. Nevertheless the board may at any time act in reliance on a bona fide estimate of the amount of the aggregate amount of moneys borrowed. If in consequence the limit on moneys borrowed set out in this article is inadvertently exceeded, the amount of moneys borrowed equal to the excess may be disregarded for 90 days after the date on which by reason of a determination of the auditors or otherwise the board becomes aware that this situation has or may have arisen.

(G)	No debt incurred or security given in respect of moneys borrowed in excess of the limit imposed by this article is invalid or ineffectual except where express notice that the limit has been or will be exceeded has been given to the lender or recipient of the security at the time when the debt is incurred or security given. No lender or other person dealing with the Company is concerned to see or enquire whether the limit is observed.

103.	Register of charges

The Company shall keep a register of charges in accordance with the Acts and the fee to be paid by a person other than a creditor or member for each inspection of the register of charges is the maximum sum prescribed by the Acts or, failing which, decided by the board.

DIRECTORS’ INTERESTS

104.

(A)	Subject to the Acts and paragraph (B), a director, notwithstanding his office:

(i)	may enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested either in connection with his tenure of an office or place of profit or as seller, buyer or otherwise;

(ii)	may hold another office or place of profit with the Company (except that of auditor or auditor of a subsidiary of the Company) in conjunction with the office of director and may act by himself or through his firm in a professional capacity to the Company, and in that case on such terms as to remuneration and otherwise as the board may decide either in addition to or instead of remuneration provided for by another article;

(iii)	may be a director or other officer of, or employed by, or a party to a contract, transaction, arrangement or proposal with or otherwise interested in, a company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has a power of appointment; and

(iv)	is not liable to account to the Company for a profit, remuneration or other benefit realised by such office, employment, contract, arrangement, transaction or proposal and no such contract, arrangement, transaction or proposal is avoided on the grounds of any such interest or benefit.

(B)	A director who, to his knowledge, is in any way (directly or indirectly) interested in a contract, arrangement, transaction or proposal with the Company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract, arrangement, transaction or proposal is first considered, if he knows his interest then exists or, in any other case, at the first meeting of the board after he knows that he is or has become interested. For the purposes of this article:

(i)	a general notice given to the board by a director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in a contract, transaction, arrangement or proposal in which a specified person or class of persons is interested is a sufficient disclosure under this article in relation to that contract, transaction, arrangement or proposal; and

(ii)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge is not treated as his interest.

(C)	Except as provided in this article, a director may not vote on a resolution of the board or of a committee of the board concerning a contract, arrangement, transaction or proposal to which the Company is or is to be a party and in which he has an interest which is, to his knowledge, a material interest (otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company), but this prohibition does not apply to a resolution concerning any of the following matters:

(i)	the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(ii)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(iii)	a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may he entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(iv)	a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a “relevant company’), if he does not to his knowledge hold an interest in shares (as that term is used in sections 198 to 211 of the Act) representing one per cent. or more of either any class of the equity share capital of, or the voting rights in, the relevant company;

(v)	a contract, arrangement, transaction or proposal for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him a privilege or benefit not generally awarded to the employees to whom it relates;

(vi)	a contract, arrangement, transaction or proposal concerning the adoption, modification or operation of a pension, superannuation or similar scheme or retirement, death, or disability benefit scheme, or personal pension plan or employee’s share scheme under which he may benefit and which has been approved by or is conditional on approval by the Inland Revenue for taxation purposes;

(vii)	a contract, arrangement, transaction or proposal concerning the purchase or maintenance of any insurance policy under which he may benefit.

(D)	A director may not vote or be counted in the quorum on a resolution of the board or committee of the board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each director. In such case each of the directors concerned (if not otherwise debarred from voting under this article) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(E)	If a question arises at a meeting as to the materiality of a director’s interest (other than the interest of the chairman of the meeting) or as to the entitlement of a director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman and his ruling in relation to the director concerned is conclusive and binding on all concerned.

(F)	If a question arises at a meeting as to the materiality of the interest of the chairman of the meeting or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote is conclusive and binding on all concerned.

(G)	For the purposes of this article, the interest of a person who is for the purposes of the Acts connected with (within the meaning of section 346 of the Act) a director is treated as the interest of the director and, in relation to an alternate director, the interest of his appointor is treated as the interest of the alternate director in addition to an interest which the alternate director otherwise has. This article applies to an alternate director as if he were a director otherwise appointed.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

105.	Board meetings

Subject to the articles, the board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

106.	Notice of board meetings

A director may, and the secretary at the request of a director shall, summon a board meeting at any time. Notice of a board meeting is deemed to he duly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last- known address or another address given by him to the Company for that purpose. A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively. A director absent or intending to be absent from the United Kingdom may request that notices of board meetings during his absence be sent in writing to him at an address given by him to the Company for that purpose. If no request is made it is not necessary to give notice of a board meeting to a director who is absent from the United Kingdom.

107.	Quorum

The quorum necessary for the transaction of business may be decided by the board and until otherwise decided is two directors present in person or by alternate director. A duly convened meeting of the board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the board.

108.	Chairman of board

The board may appoint one of its body as chairman to preside at every board meeting at which he is present and one or more deputy chairmen and decide the period for which he is or they are to hold office (and may at any time remove him or them from office). If no chairman or deputy chairman is elected, or if at a meeting neither the chairman nor a deputy chairman is present within five minutes of the time fixed for the start of the meeting, the directors and alternate directors (in the absence of their appointors) present shall choose one of their number to be chairman. If two or more deputy chairmen are present, the senior of them shall act as chairman, seniority being determined by length of office since their last appointment or reappointment. As between two or more who have held office for an equal length of time, the deputy chairman to act as chairman shall be decided by those directors and alternate directors (in the absence of their appointors) present. A chairman or deputy chairman may hold executive office or employment with the Company.

109.	Voting

Questions arising at a meeting of the board are determined by a majority of votes. In case of an equality of votes the chairman has a second or casting vote.

110.	Participation by telephone

A director or his alternate director may participate in a meeting of the board or a committee of the board through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Acts, all business transacted in this way by the board or a committee of the board is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the board or a committee of the board although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

111.	Resolution in writing

A resolution in writing executed by all directors for the time being entitled to receive notice of a board meeting and not being less than a quorum or by all members of a committee of the board is as valid and effective for all purposes as a resolution passed at a meeting of the board (or committee, as the case may be). The resolution in writing may consist of several documents in the same form each executed by one or more of the directors or members of the relevant committee. The resolution in writing need not be signed by an alternate director if it is signed by his appointor and a resolution signed by an alternate director need not be signed by his appointor.

112.	Proceedings of committees

(A)	Proceedings of committees of the board shall be conducted in accordance with regulations prescribed by the board (if any). Subject to those regulations and article 112(B), proceedings shall be conducted in accordance with applicable provisions of the articles regulating the proceedings of the board.

(B)	Where the board resolves to delegate any of its powers, authorities and discretions to a committee and that resolution states that the committee shall consist of any one or more unnamed directors, it is not necessary to give notice of a meeting of that committee to directors other than the director or directors who form the committee.

113.	Minutes of proceedings

(A)	The board shall cause minutes to be made in books kept for the purpose of:

(i)	all appointments of officers and committees made by the board and of any remuneration fixed by the board or a committee of the board; and

(ii)	the names of directors present at every meeting of the board, committees of the board, the Company or the holders of a class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

(B)	If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are receivable as prima facie evidence of the matters stated in them.

114.	Validity of proceedings of board or committee

All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, alternate director or member of a committee are, notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a director, alternate director or member of a committee and entitled to vote.

SECRETARY AND AUTHENTICATION OF DOCUMENTS

115.	Secretary

(A)	Subject to the Acts, the board shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including remuneration) as it (or a committee authorised by it) thinks fit. The board may remove a person appointed pursuant to this article from office and appoint another or others in his place.

(B)	Any provision of the Acts or of the articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

116.	Authentication of documents

A director or the secretary or another person appointed by the board for the purpose may authenticate documents affecting the constitution of the Company (including the memorandum of association and the articles) and resolutions passed by the Company or holders of a class of shares or the board or a committee of the board and books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts.

SEALS

117.	Safe custody

The board shall provide for the safe custody of every seal.

118.	Application of seals

A seal may be used only by the authority of a resolution of the board or of a committee of the board. The board may decide who will sign an instrument to which a seal is affixed (or, in the case of a share certificate, on which the seal may be printed) either generally or in relation to a particular instrument or type of instrument. The board may also decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means. Unless otherwise decided by the board:

(i)	share certificates and certificates issued in respect of debentures or other securities (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

(ii)	every other instrument to which a seal is affixed shall be signed by one director and by the secretary or a second director.

119.	Official seal for use abroad

The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad, and those powers shall be vested in the board.

DIVIDENDS AND OTHER PAYMENTS

120.	Declaration of dividends

Subject to the Acts and the articles, the Company may by ordinary resolution declare a dividend to be paid to the members according to their respective rights and interests, but no dividend may exceed the amount recommended by the board.

121.	Interim dividends

Subject to the Acts, the board may declare and pay such interim dividends (including a dividend payable at a fixed rate) as appear to it to be justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may pay interim dividends on shares which rank after shares conferring preferred rights with regard to dividend as well as on shares with preferred rights, unless at the time of payment a preferential dividend is in arrear. If the board acts in good faith, it does not incur any liability to the holders of shares conferring preferred rights for a loss they may suffer by the lawful payment of an interim dividend on shares ranking after those with preferred rights.

122.	Entitlement to dividends

Except as otherwise provided by the rights attached to shares, a dividend shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is declared and paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this article as paid up on the share. Dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. Dividends may be declared or paid in any currency. The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the company or any other person to bear any costs involved.

123.	Method of payment

(A)	The Company may pay any dividend, interest or other amount payable in respect of a share (i) in cash; (ii) by cheque, any warrant or money order made payable to or to the order of the person entitled to the payment (and may, at the Company’s option, be crossed “account payee” where appropriate); (iii) by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment; or (iv) by such other method including, in respect of uncertificated shares, by means of the facilities and requirements of a relevant system, as the person entitled to the payment may in writing direct.

(B)	The Company may send a cheque, warrant or money order by post (i) in the case of a sole holder, to his registered address, or (ii) in the case of joint holders, to the registered address of the person whose name stands first in the register, or (iii) in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with article 138, or (iv) in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

(C)	Where a share is held jointly or two or more persons are jointly entitled by transmission to a share, (i) the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share, and in either case that holder or person may give an effective receipt for the payment; and (ii) for any of the purposes of this article 123, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

(D)	Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of transfer or in carrying out those directions.

(E)	Without prejudice to article 68, the board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his right that the board may reasonably require.

124.	Dividends not to bear interest

No dividend or other amount payable by the Company in respect of a share bears interest as against the Company unless otherwise provided by the rights attached to the share.

125.	Calls or debts may be deducted from dividends etc.

The board may deduct from a dividend or other amounts payable to a person in respect of a share amounts due from him to the Company on account of a call or otherwise in relation to a share.

126.	Unclaimed dividends etc.

Any unclaimed dividend, interest or other amount payable by the Company in respect of a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. A dividend unclaimed for a period of 12 years from the date it was declared or became due for payment is forfeited and ceases to remain owing by the Company. The payment of an unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account does not constitute the Company a trustee in respect of it.

127.	Uncashed dividends

If, in respect of a dividend or other amount payable in respect of a share, on any one occasion:

(i)	a cheque, warrant or money order is returned undelivered or left uncashed, or

(ii)	a transfer made by a bank or other funds transfer system is not accepted,

and reasonable enquiries have faded to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose. If the cheque, warrant or money order is returned undelivered or left uncashed or transfer not accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

128.	Payment of dividends in specie

Without prejudice to article 68, the board may, with the prior authority of an ordinary resolution of the Company, direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the board may settle it as it thinks fit and in particular may issue fractional certificates (or ignore fractions), may fix the value for distribution of the specific assets (or any part of them), may decide that a cash payment be made to a member on the basis of the value so fixed, in order to secure equality of distribution, and may vest assets in trustees on trust for the persons entitled to the dividend as may seem expedient to the board.

129.	Payment of scrip dividends

(A)	Subject to the Acts, but without prejudice to article 68, the board may, with the prior authority of an ordinary resolution of the Company, allot to those holders of a particular class of shares who have elected to receive them further shares of that class or ordinary shares, in either case credited as fully paid, (“new shares”) instead of cash in respect of all or part of a dividend or dividends specified by the resolution, subject to any exclusions, restrictions or other arrangements the board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

(B)	Where a resolution under article 129(A) is to be proposed at a general meeting and the resolution relates in whole or in part to a dividend to be declared at that meeting, then the resolution declaring the dividend is deemed to take effect at the end of that meeting.

(C)	A resolution under article 129(A) may relate to a particular dividend or to all or any dividends declared or paid within a specified period, but that period may not end later than the beginning of the fifth annual general meeting following the date of the meeting at which the resolution is passed.

(D)	The board shall determine the basis of allotment of new shares so that, as nearly as may be considered convenient without involving rounding up of fractions, the value of the new shares (including a fractional entitlement) to be allotted (calculated by reference to the average quotation, or the nominal value of the new shares, if greater) equals (disregarding an associated tax credit) the amount of the dividend which would otherwise have been received by the holder (the “relevant dividend”). For this purpose the “average quotation” of each of the new shares is the average of the middle-market quotations for a fully-paid share of the Company of that class derived from the Daily Official List of the London Stock Exchange on the business day on which the relevant class of shares is first quoted “ex” the relevant dividend (or such other date as the board may deem appropriate to take account of any subsequent issue of shares by the Company) and the four subsequent business days or shall be as determined by or in accordance with the resolution under article 129(A).

(E)	The board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this article (whether before or after the passing of the resolution under article 129(A)), including but not limited to:

(i)	the giving of notice to holders of the right of election offered to them;

(ii)	the provision of forms of election (whether in respect of a particular dividend or dividends generally);

(iii)	determination of the procedure for making and revoking elections which, for the avoidance of doubt, may include an election by means of a relevant system;

(iv)	the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective; and

(v)	the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned).

(F)	The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made (the “elected shares”); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in paragraph (D). For that purpose, the board may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 130. In relation to the capitalisation the board may exercise all the powers conferred on it by article 130 without an ordinary resolution of the Company.

(G)	The new shares rank pari passu in all respects with each other and with the fully-paid shares of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

(H)	Unless the board otherwise determines, or unless the Regulations and/or the rules of the relevant system concerned otherwise require, the new ordinary share or shares which a member has elected to receive instead of cash in respect of the whole (or some part) of the specified dividend declared or paid in respect of his elected ordinary shares shall be in uncertificated form (in respect of the member’s elected ordinary shares which were in uncertificated form on the date of the member’s election) and in certificated form (in respect of the member’s elected ordinary shares which were in certificated form on the date of the member’s election);

(I)	The board may also from time to time establish or vary a procedure for election mandates, which, for the avoidance of doubt, may include an election by means of a relevant system, under which a holder of ordinary shares may elect in respect of future rights of election offered to that holder under this article until the election mandate is revoked in accordance with the procedure.

CAPITALISATION OF PROFITS

130.	Subject to the Acts, the board may, with the authority of an ordinary resolution of the Company:

(i)	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(ii)	appropriate the sum resolved to be capitalised to the members in proportion to the nominal amount of ordinary shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(a)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

(b)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(iii)	make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, where shares or debentures become distributable in fractions, the board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the members (except that if the amount due to a member is less than £3, or such other sum as the board may decide, the sum may be retained for the benefit of the Company);

(iv)	authorise a person to enter (on behalf of all the members concerned) an agreement with the Company providing for either:

(a)	the allotment to the members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(b)	the payment by the Company on behalf of the members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those members; and

(v)	generally do all acts and things required to give effect to the resolution.

RECORD DATES

131.	Notwithstanding any other provision of the articles, but subject to the Acts and rights attached to shares, the Company or the board may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid.

ACCOUNTS

132.	Inspection of accounts

(A)	The board shall ensure that accounting records are kept in accordance with the Acts.

(B)	The accounting records shall be kept at the office or, subject to the Acts, at another place decided by the board and shall be available during business hours for the inspection of the directors and other officers. No member (other than a director or other officer) has the right to inspect an accounting record or other document except if a right is conferred by the Acts or he is authorised by the board.

133.	Accounts to be sent to members etc.

(A)	In respect of each financial year, a copy of the Company’s annual accounts, directors’ report and auditors’ report on those accounts shall be sent by post or delivered to:

(i)	every member (whether or not entitled to receive notices of general meetings),

(ii)	every holder of debentures (whether or not entitled to receive notices of general meetings), and

(iii)	every other person who is entitled to receive notices of general meetings,

not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Acts. This article does not require copies of the documents to which it applies to be sent or delivered to:

(a)	a member or holder of debentures of whose address the Company is unaware, or

(b)	more than one of the joint holders of shares or debentures.

(B)	Where permitted by the Acts, a summary financial statement derived from the Company’s annual accounts and the directors’ report in the form and containing the information prescribed by the Acts may be sent or delivered to a person in place of the documents required to be sent or delivered by article 133(A).

NOTICES

134.	Notices to be in writing

A notice to be given to or by a person pursuant to the articles shall be in writing except that a notice convening a meeting of the board or of a committee of the board need not be in writing.

135.	Service of notices and other documents on members

(A)	A notice or other document may be given to a member by the Company either personally or by sending it by post in a pre-paid envelope addressed to the member at his registered address, or by leaving it at that address (or at another address notified for the purpose) in an envelope addressed to the member, or by means of a relevant system or by any other means authorised in writing by the member concerned.

(B)	In the case of joint holders of a share, a notice or other document shall be given to whichever of them is named first in the register in respect of the joint holding and notice given in this way is sufficient notice to all joint holders.

(C)	If a member (or, in the case of joint holders, the person first named in the register) has a registered address outside the United Kingdom but has notified the Company of an address in the United Kingdom at which notices or other documents may be given to him, he is entitled to have notices given to him at that address, but otherwise no such member or person is entitled to receive a notice or other document from the Company.

136.	Notice by advertisement

If by reason of the suspension or curtailment of postal services in the United Kingdom the Company is unable effectively to convene a general meeting by notices sent by post, the board may, in its absolute discretion and as an alternative to any other method of service permitted by the articles, resolve to convene a general meeting by a notice advertised in at least one United Kingdom national newspaper. In this case the Company shall send confirmatory copies of the notice by post if at least seven clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

137.	Evidence of service

(A)	A notice or other document addressed to a member at his registered address or address for service in the United Kingdom is, if sent by post, deemed to be given within 24 hours if pre-paid as first class post and within 48 hours if pre-paid as second class post after it has been posted, and in proving service it is sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted.

(B)	A notice or document not sent by post but left at a registered address or address for service in the United Kingdom is deemed to be given on the day it is left.

(C)	Where notice is given by newspaper advertisements, the notice is deemed to be given to all members and other persons entitled to receive it at noon on the day when the advertisements appear or, if they appear on different days, at noon on the last of the days when the advertisements appear.

(D)	Any notice served or delivered by the Company by means of a relevant system shall be deemed to have been served or delivered when the Company or any sponsoring system-participant acting on its behalf sends the issue-instruction relating to the notice.

(E)	Any notice or document served or delivered by the Company by any other means authorised in writing by the member concerned shall be deemed to have been served when the Company has carried out the action it has been authorised to take for that purpose.

(F)	A member present in person or by proxy at a meeting or of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

138.	Notice binding on transferees etc.

A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 212 of the Act) which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

139.	Notice in case of entitlement by transmission

Where a person is entitled by transmission to a share, the Company may give a notice or other document to that person as if he were the holder of a share by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt member (or by similar designation) at an address in the United Kingdom supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this article is sufficient notice to all other persons interested in the share.

DESTRUCTION OF DOCUMENTS

140.

(A)	The Company may destroy:

(i)	a share certificate which has been cancelled at any time after one year from the date of cancellation;

(ii)	a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate or a notification of change of name or address at any time after two years from the date the mandate, variation, cancellation or notification was recorded by the Company;

(iii)	an instrument of transfer of shares (including a document constituting the renunciation of an allotment of shares) or Operator-instruction for the transfer of shares which has been registered at any time after six years from the date of registration; and

(iv)	any other document on the basis of which any entry in the register is made at any time after six years from the date an entry in the register was first made in respect of it.

(B)	It is presumed conclusively in favour of the Company that every share certificate destroyed was a valid certificate validly cancelled, that every instrument of transfer or Operator-instruction destroyed was a valid and effective instrument or instruction duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:

(i)	the provisions of this article apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document is relevant to a claim;

(ii)	nothing contained in this article imposes on the Company liability in respect of the destruction of a document earlier than provided for in this article or in any case where the conditions of this article are not fulfilled; and

(iii)	references in this article to the destruction of a document include reference to its disposal in any manner.

WINDING UP

141.	On a voluntary winding up of the Company, the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds. For this purpose, the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent, any asset to which there is attached a liability or potential liability for the owner.

INDEMNITY

142.

(A)	Subject to the Acts, but without prejudice to an indemnity to which he may otherwise be entitled, every person who is or was a director, alternate director or secretary of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including (without prejudice to the generality of the foregoing) a liability incurred:

(a)	defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or

(b)	in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

(B)	The board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(a)	a director, alternate director, secretary or auditor of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(b)	trustee of a retirement benefits scheme or other trust in which a person referred to in article 142(B)(a) is or has been interested,

indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

SHARES NOT OTHERWISE SUBJECT TO THE SCHEME

143.

(A)	In this article, the “Scheme” means the Scheme of Arrangement dated 26th September, 2005 proposed between the Company and its members subject to that scheme of arrangement, in its original form or with or subject to any modification, addition or condition approved or imposed by the Court.

(B)	Notwithstanding any other provision of the articles, if the Company issues any ordinary share after the time at which this article becomes effective and prior to the confirmation by the Court of the reduction of capital provided for under the Scheme, such shares shall be allotted and issued subject to the terms of the Scheme and the holders of such shares shall be bound by the Scheme accordingly.

(C)	If any ordinary shares are issued to any person (a “new member”) (other than to Shire plc or its nominee(s)) at or after confirmation by the Court of the reduction of capital provided for under the Scheme they will, provided that the Scheme has become effective and that Shire plc is a member of the Company, be immediately transferred to Shire plc (and/or its nominee(s)) in consideration of and conditional upon the issue to the new member of the same number of ordinary shares in Shire plc.

(D)	The ordinary shares in Shire plc issued pursuant to paragraph (C) of this article shall be credited as fully paid and shall rank pari passu in all respects with all other ordinary shares in Shire plc of the same class in issue at the time (other than as regards any dividend or other distribution payable, or return of capital made, by reference to a record time preceding the date of exchange) and be subject to the Memorandum and Articles of Association of Shire plc.

(E)	The number of ordinary shares in Shire plc to be allotted and issued under paragraph (C) of this article may be adjusted by the board following any variation in the share capital of either the Company or Shire plc or such other event as the board considers fair and reasonable on such adjusted terms as the board may determine provided that no such adjustment may be made unless the auditors have confirmed in writing to the board that, in their opinion, such adjustment is fair and reasonable.

(F)	To give effect to any transfer required by this article, the Company may appoint any person to execute and deliver as transferor a form or instructions of transfer on behalf of the new member in favour of Shire plc and/or its nominee(s) and to agree for and on behalf of the new member to become a member of Shire plc. Pending the registration of Shire plc as the holder of any shares in the Company, Shire plc shall be empowered to appoint a person to act as attorney on behalf of the new member in accordance with such directions as Shire plc may give in relation to any dealings with or disposal of such shares (or any interest therein), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof and, if a person is so appointed to act as attorney, the new member shall not be entitled to exercise any rights attaching thereto except:

(i)	to the extent that the person appointed to act as attorney fails to act in accordance with the directions of Shire plc; and

(ii)	in accordance with the directions of Shire plc.